SCHEDULE 14A
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
GEORGIA-CAROLINA BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than Registrant)
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PROXY STATEMENT
VOTING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
GEORGIA-CAROLINA BANCSHARES, INC.
3527 Wheeler Road
Augusta, Georgia 30909
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 19, 2008
     The Annual Meeting of Shareholders of Georgia-Carolina Bancshares, Inc. (the “Company”) will be held at 4:00 p.m. on Monday, May 19, 2008, at 3527 Wheeler Road, Augusta, Georgia 30909 for the following purposes:
(1)	To elect five Class II directors to hold office until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualified; and

(2)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     Only shareholders of record at the close of business on April 1, 2008 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
     A proxy statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,
/s/ Patrick G. Blanchard
Patrick G. Blanchard
President and Chief Executive Officer

Augusta, Georgia
April 14, 2008
Your vote is important. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and promptly mail the enclosed proxy in the accompanying postage paid envelope. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

GEORGIA-CAROLINA BANCSHARES, INC.
3527 Wheeler Road
Augusta, Georgia 30909
ANNUAL MEETING OF SHAREHOLDERS
May 19, 2008

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Georgia-Carolina Bancshares, Inc. (the “Company”) for use in voting at the Annual Meeting of Shareholders to be held at 4:00 p.m. on Monday, May 19, 2008, at 3527 Wheeler Road, Augusta, Georgia 30909, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of Shareholders. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about April 14, 2008. The address of the principal executive offices of the Company is 3527 Wheeler Road, Augusta, Georgia 30909.
VOTING
Voting and the Revocability of Proxies
     When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein. In addition, if other matters come before the Annual Meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.
Quorum; Required Vote; Abstentions and Broker Non-Votes
     The presence at the Annual Meeting of the holders of a majority of the outstanding shares of the Company’s common stock as of the record date is necessary to constitute a quorum. Shareholders will be counted as present at the Annual Meeting if they are present in person at the Annual Meeting or if they have properly submitted a proxy card. The affirmative vote of a plurality of all votes cast at the Annual Meeting by the holders of the common stock is required for the election of directors. The affirmative vote of a majority of all votes cast at the Annual Meeting by the holders of the Company’s common stock is required to approve any other business that may properly come before the Annual Meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

Record Date and Share Ownership
     The record of shareholders entitled to vote at the Annual Meeting was taken on April 1, 2008. On that date, the Company had outstanding and entitled to vote 3,403,552 shares of common stock, with each share entitled to one vote.
Expenses of Solicitation
     The expense of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone.
PROPOSAL NO. 1: ELECTION OF DIRECTORS
     The Board of Directors of the Company, pursuant to the Company’s Bylaws, has set the number of directors to serve for the next year at sixteen, five of whom are to be elected at the Annual Meeting. The number of directors has been reduced from seventeen to sixteen because one of our directors has chosen to retire from the Board of Directors. The Company’s Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company’s Board of Directors are elected each year at the Company’s annual meeting of shareholders, to serve a three-year term. The term of the Class II directors will expire at the Annual Meeting, and each Class II director nominee elected will serve for a term of three years and until his successor is elected and qualified.
     In the event that any nominee withdraws or for any reason is not able to serve as a director, your proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will your proxy be voted for more than five nominees. The Board of Directors recommends the election of the five nominees listed below. Management of the Company has no reason to believe that any nominee will not serve if elected.
     The following persons have been nominated for reelection to the Board of Directors as Class II directors:
     Mac A. Bowman, M.D., age 55, has been a director of the Company since February 2008. He is a graduate of Thomson High School, the Virginia Military Institute and the Medical College of Georgia. Dr. Bowman is a physician and a cardiologist and is founder and president of his own medical practice. He is a member of the University Hospital Medical Staff and the hospital’s Executive Committee. Dr. Bowman and his family reside in Augusta and are members of Tabernacle Baptist Church. Dr. Bowman was formerly a long-time resident of Thomson, Georgia. He was recently honored by the American Heart Association as its 2008 Heart Ball Honoree.
     J. Randal Hall, age 49, has been a director of the Company since December 1997. Mr. Hall is an attorney at law with the law firm of Warlick, Tritt, Stebbins & Hall, LLP, which he joined in January 2004. Prior to that, Mr. Hall was a partner in the law firm of Hunter, Maclean, Exley & Dunn, P.C. Warlick, Tritt, Stebbins & Hall, LLP provides legal services to the Bank. From January 2003 through January 2005, Mr. Hall served in the State Senate for the 22nd District of Georgia. From 1985 to 1996, Mr. Hall served as Corporate Vice President and legal counsel of Bankers First Corporation in Augusta, Georgia. Mr. Hall is past President of the Augusta Lions Club, past Chairman of the board of Augusta Southern National, Inc., serves as counsel for the Augusta-Richmond County Community Partnership for Children & Families, Inc. and is past Chairman of the Augusta-Richmond County Planning Commission.

     George H. Inman, age 76, has been a director of the Company since December 1997. Mr. Inman presently serves as Vice Chairman of the Board of Directors of the Company. Mr. Inman is self employed as an individual consultant. Mr. Inman retired in May 1997 as Chairman of Club Car, Inc., an Augusta, Georgia manufacturer of golf cars and utility vehicles. Mr. Inman had been employed by Club Car since 1978. For a number of years, he served on the board of directors of Junior Achievement of Augusta and the board of directors of the Augusta Chamber of Commerce. Mr. Inman also served on the board of directors of Bankers First Savings Bank in Augusta for approximately nine years.
     James L. Lemley, M.D., FAAFP, MBA., age 49, has been a director of the Company since the Company commenced operations in February 1997. Dr. Lemley is board certified and received his fellowship in Family Medicine. He has been in active, private medical practice in Thomson, Georgia since 1988. Dr. Lemley is Chief Executive Officer and Managing Partner of McDuffie Medical Associates. Dr. Lemley is on the active medical staff at McDuffie County Hospital, serves on the courtesy staff at University Hospital in Augusta, Georgia and is an affiliate faculty member of the Medical College of Georgia. He is an active member of the Thomson Rotary Club and Thomson First United Methodist Church.
     Julian W. Osbon, age 68, has been a director of the Company since December 1997. Mr. Osbon is Chairman and Chief Executive Officer of Osbon & Associates, a holding company that owns and operates Hancock Mill Development Company and The Marbury Center. Mr. Osbon is a former Chairman and Chief Executive Officer of Accelerated Pharmaceuticals, a biotech startup company with proprietary technology for drug discovery based on computer modeling. Mr. Osbon is a former Chairman of CSRA Community Foundation, University Health Care Foundation, Historic Augusta, Inc., Augusta History Museum and Augusta Tomorrow. He currently serves as a member of the Wofford College board of trustees and the Medical College of Georgia Research Institute board. He is a former recipient of the “State of Georgia SBA Business Person of the Year” award, and was selected as the recipient of the “Spirit of Georgia” award for economic contributions to the State. He was appointed by the Governor of Georgia in 1999 to chair a Georgia Senate Joint Study Group to make recommendations about the future of the Medical College of Georgia and other Augusta area hospitals. The Georgia Cancer Initiative resulted from that effort, as did the separation of the MCG Hospitals into a stand-alone profit center. He also served in 2000 as a member of the MCG Presidential Search Committee. Mr. Osbon was also awarded the “Presidential E” award by the President of the United States for innovative contributions to U.S. Exports and has been featured in business articles in The Wall Street Journal.
     The Board of Directors of the Company recommends that the Company’s shareholders vote “FOR” the election of the nominees listed above.
     Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the Annual Meeting:
Class I Directors, serving for a term expiring at the 2010 Annual Meeting of Shareholders:
     Phillip G. Farr, age 59, has been a director of the Company since the Company commenced operations in February 1997. Mr. Farr served as Chairman of the Board of Directors of the Bank from 1991 to 1995. Mr. Farr founded a local certified public accounting firm in 1975 in Thomson, Georgia and has been the managing principal since that time.
     Samuel A. Fowler, Jr., age 61, has been a director of the Company since the Company commenced operations in February 1997. Mr. Fowler serves as the Chairman of the Board of Directors of the Company. Mr. Fowler is currently a member in the Thomson, Georgia law firm of Fowler & Wills, L.L.C. Mr. Fowler has practiced law in McDuffie and Wilkes Counties since 1977. Mr. Fowler holds a

Bachelor of Electrical Engineering degree from the Georgia Institute of Technology and a Juris Doctor degree from the University of Georgia. Fowler & Wills, L.L.C. provides legal services to the Bank.
     Arthur J. (Sonny) Gay, Jr., age 61, has been a director of the Company since December 1997. Mr. Gay is President and Chief Executive Officer of T and T Associates, Inc., a land developing and consulting firm that he founded in 1996. From 1970 to 1996, Mr. Gay was employed as Corporate Vice President of Bankers First Corporation and Executive Vice President of Bankers First Savings Bank, FSB in Augusta, Georgia. Mr. Gay is past Chairman and a past member of the Columbia County Planning and Zoning Commission, and a past Chairman of the Board of the Golden Harvest Food Bank. He is also a past board member of the Augusta State University Alumni Association and has been active with the United Way, the Georgia Heart Association and the Church of Christ of Augusta. Mr. Gay is a member of the Augusta Kiwanis Club and West Lake Country Club. He is also a Trustee, Deacon and member of the Central Church of Christ.
     Hugh L. Hamilton, Jr., age 54, has been a director of the Company since December 1997. Mr. Hamilton was President of Augusta Bag Co. from 1989 until 1996. From 1996 until 1999, he was the General and Operations Manager for Intertape Polymer Group, a manufacturing firm in Evans, Georgia. Since June 2005, Mr. Hamilton has been President of Genesis Health, LLC, an Infusion Therapy company. Mr. Hamilton is a former President of Environmental Management & Design. Mr. Hamilton is active in the community with past service on various boards. He currently is a member of the Exchange Club of Augusta and serves on the board of directors of Tuttle-Newton Home and University Hospital.
     Remer Y. Brinson, III, age 47, has served as the President of the Bank since October 1999 and as Chief Executive Officer of the Bank since July 2001. Mr. Brinson also serves on the Bank’s Board of Directors. Prior to joining the Bank, Mr. Brinson served as President and Chief Executive Officer of Citizens Bank and Trust, until its acquisition by Allied Bank of Georgia. From 1994 to 1999, he was Senior Vice President of Allied Bank of Georgia and Regions Bank. Active in the community, Mr. Brinson serves on the board of directors of CSRA Development Companies, Red Cross of Augusta, the Augusta Chamber of Commerce, the Augusta Symphony and University Health Care Foundation.
Class III Directors, serving for a term expiring at the 2009 Annual Meeting of Shareholders:
     Patrick G. Blanchard, age 64, has served as President and Chief Executive Officer and a Director of the Company since October 1997. Mr. Blanchard also serves as Vice Chairman of the Board of Directors of the Bank. Prior to accepting his position with the Company, Mr. Blanchard served as President of Georgia Bank & Trust Company of Augusta since 1988. Mr. Blanchard began his banking career in 1966 and, since that time, has organized two state banks, Georgia State Bank, Martinez, Georgia and Georgia Bank & Trust Company of Augusta. Mr. Blanchard has also served in a number of senior banking positions, including President of the Columbia County Division of Georgia Railroad Bank & Trust Company until its acquisition by First Union Corporation in 1988, and President of Georgia State Bank, Martinez, Georgia for eleven years until its merger with Georgia Railroad Bank & Trust Company in 1985. Mr. Blanchard is past President of the Columbia County Chamber of Commerce and a past Chairman of the board of the Metro Augusta Chamber of Commerce. He is a past Chairman of the Georgia Southern University Foundation and past President of Historic Augusta, Inc. and the Augusta Symphony League. He was named “1994 CEO of the Year” by the Augusta Business Journal and was inducted into the Hall of Fame of the College of Business Administration of Georgia Southern University. He was the first inductee into the CSRA Business Hall of Fame in October 2003. Blanchard was named one of Georgia’s Top 25 Performing CEO’s ranked for a five-year shareholder return by The Atlanta Business Chronicle in March of 2006 and again in March of 2007.

     David W. Joesbury, Sr., age 58, has been a director of the Company since the Company commenced operations in February 1997. From 1997 to 1999, Mr. Joesbury served as Chairman of the Board of Directors of the Company and the Bank. Mr. Joesbury is President of Joesbury Insurance Agency, Inc., an independent insurance agency founded in 1951 by his father and two partners. He has previously served as Chairman of the Administrative Board of Thomson First United Methodist Church, Chairman of the Board of Thomson-McDuffie County Chamber of Commerce and President of Thomson Rotary Club. Mr. Joesbury started David Joesbury Insurance and Financial Services in January 2004 and is its sole owner. David Joesbury Insurance and Financial Services provides insurance services to the Bank.
     John W. Lee, age 69, has been a director of the Company since December 1997. Mr. Lee retired in 1995 as a consultant to GIW Industries, Inc., a manufacturing firm located in Grovetown, Georgia. Mr. Lee previously served on the boards of directors of the Bank of Thomson and Allied Bancshares, Inc. Mr. Lee is a member of the board of directors of CSRA Community Foundation.
     A. Montague Miller, age 68, has been a director of the Company since May 2002. Mr. Miller is currently Counsel to the Augusta, Georgia law firm of Tucker, Everitt, Long, Brewton & Lanier, PA. In May 2001, Mr. Miller retired as President and Chief Executive Officer of Club Car, Inc., a leading manufacturer of golf cars and utility vehicles in Augusta, Georgia, where he also served as Senior Vice President, President and Chief Operating Officer until his promotion to Chief Executive Officer in 1995. From 1971 to 1990, Mr. Miller was a partner in the Augusta, Georgia law firm of Dye, Miller, Tucker & Everitt, and its predecessors. Mr. Miller is a native of Augusta, Georgia and holds a B.B.A. and J.D. degree from the University of Georgia. He is a member of Reid Memorial Presbyterian Church. He is Chairman of Bartram Trail CDC, Inc., a community development corporation formed by the Board of Commissioners of Columbia County, Georgia to construct and operate a non-profit golf course for the use of the public.
     Robert N. Wilson, Jr., age 56, has been a director of the Company since the Company commenced operations in February 1997. Mr. Wilson served as Chairman of the Board of Directors of the Bank from 1988 until 1991. Mr. Wilson has served as manager and broker of the Wilson Company, a Thomson, Georgia real estate and insurance business, since 1982. Mr. Wilson owns Wilson Ventures, Inc., which engages in real estate speculation and manages residential rental properties. Mr. Wilson serves on the Downtown Development Authority, Camellia Partners for Heritage and Economic Development, as director for United Way of McDuffie County and is actively involved with the Housing Authority of the City of Thomson, where he serves as Chairman of the Board of Directors. Mr. Wilson is active at First United Methodist Church and serves as an at-large member of the church council. Mr. Wilson is past President of Thomson Rotary Club, past President of Classic South Board of Realtors and past Secretary of McDuffie County Hospital Authority.
     Bennye M. Young, age 65, has been a director of the Company since February 1999. Mrs. Young was an educator in DeKalb, Richmond and McDuffie counties from 1966 until she retired in 1980.
CORPORATE GOVERNANCE AND BOARD MATTERS
Meetings of the Board of Directors
     The Company’s Board of Directors presently consists of seventeen members. The Board of Directors held seven meetings during the year ended December 31, 2007. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he or she served with the following exceptions: Director Hatcher retired from the Board of Directors in May, 2007 and attended no meetings held by the Board of Directors; Director Lee attended 66.7% of the meetings held by the Executive Committee; Director Lemley attended 28.6% of the meetings held by the Board of Directors and 33.3% of the meetings held by the Audit Committee. It is a policy of the Company that the Company’s directors attend the annual meetings of shareholders, and all of the Company’s directors attended the 2007 annual meeting of shareholders with the exception of Directors Hatcher and Lemley.
Board Independence
     The Board has determined that each of its members other than Patrick G. Blanchard, the Company’s President and Chief Executive Officer, and Remer Y. Brinson, III, the President and Chief Executive Officer of the Bank, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and qualifies as an independent director under the rules applicable to companies listed on The Nasdaq Stock Market.
Committees of the Board of Directors
     The Board of Directors of the Company has a standing Audit Committee, Executive Committee, Compensation Committee, Nominating Committee, Special Study Committee and Stock Option Committee.
     The Audit Committee, which met nine times during 2007, reviews the affairs of the Company with the Company’s independent auditors, including a review of the accounts of the Company and the overall financial condition of the Company. The committee also examines the Company’s internal controls to determine whether adequate safeguards are in place, and determines whether officers and employees of the Company have provided adequate cooperation and assistance to the Company’s independent auditors. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s accountants, or other accounting firms, other than as may be allowed by applicable law. The Audit Committee’s current members are Phillip G. Farr, Arthur J. Gay, Jr., Hugh L. Hamilton, Jr., George H. Inman, James L. Lemley, M.D. and A. Montague Miller. The Board has also determined that Phillip G. Farr is an “audit committee financial expert,” as defined by SEC rules. Mr. Farr is independent within the meaning of the National Association of Securities Dealers’ listing standards, as currently in effect. The Board of Directors has adopted an Audit Committee Charter, a copy of which was attached to the 2007 proxy statement as Appendix A.
     The Executive Committee, which met five times during 2007, has the power and authority to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee also reviews significant corporate matters, planning and strategies and recommends action as appropriate to the Board of Directors. The Executive Committee’s current members are Patrick G. Blanchard, Remer Y. Brinson III, Samuel A. Fowler, Jr., J. Randal Hall, George H. Inman, David W. Joesbury, Sr., A. Montague Miller and John W. Lee.

     The Stock Option Committee, which met one time during 2007, has been assigned the functions of administering the Company’s 1997 Stock Option Plan and 2004 Incentive Plan. The Stock Option Committee’s current members are Phillip G. Farr, J. Randal Hall, David W. Joesbury, Sr., James L. Lemley, M.D. and A. Montague Miller.
     The Compensation Committee was formed in 2007 and held no meetings in 2007. The Compensation Committee’s current members are Samuel A. Fowler, Jr., J. Randal Hall, George H. Inman, David W. Joesbury, Sr., A. Montague Miller and John W. Lee. The Board of Directors has adopted a Compensation Committee Charter, a copy of which was attached to the 2007 proxy statement as Appendix B.
Nomination of Directors
     At the direction of the Chairman of the Board, during 2007 director selection and review was conducted by the Special Study Committee. Each member of the Special Study Committee has a long-standing relationship with the Company or the Bank as either a director or officer, and the Company believes that these directors acting as a group are capable of evaluating the performance of the current Board, the qualifications of proposed director nominees and of determining the need for additional directors.
     Nominations by the Special Study Committee. The Special Study Committee presently consists of J. Randal Hall, Chairman; Phillip G. Farr, Hugh L. Hamilton, Jr., John W. Lee, James L. Lemley, M.D., A. Montague Miller and Robert N. Wilson, Jr. The Special Study Committee held one formal meeting during 2007. The Special Study Committee nominated the individuals who are standing for election at the Annual Meeting.
     The Special Study Committee evaluates and considers desired director skills and attributes in identifying director candidates, including the qualifications enumerated below under “Director Qualifications”. The Special Study Committee applies the same standards in considering director candidates recommended by the shareholders as it applies to other candidates. See “Nominations by Shareholders” for information with regard to the consideration of any director candidates recommended by shareholders.
     Nominations by Shareholders. The Board will consider director candidates recommended by shareholders, provided the following procedures are followed by shareholders in submitting recommendations:
•	Shareholder nominations must be delivered in writing to the Secretary of the Company;

•	Submissions must include sufficient biographical information regarding the recommended candidate including age, his or her employment history for at least the previous five years (including employer names and a description of their business) and such person’s other board memberships, if any; and

•	The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.
     Submissions should be delivered to the Secretary of the Company not less than 60 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual shareholders meeting. Any submissions received after such date will not be considered until the following year’s annual shareholders meeting.

     Director Qualifications. It is the policy of the Board of Directors to seek and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Board seeks a diverse group of candidates who possess the background, skills and expertise to make significant contributions to the Board, the Company and its shareholders. Desired qualities to be considered include:
Experience (in one or more of the following):
•	High-level leadership experience in business or administrative activities;

•	Breadth of knowledge about issues affecting the Company and its subsidiaries;

•	The ability and willingness to contribute special competencies to Board activities; and

•	The ability to read and understand financial statements.
Personal Attributes
•	Personal integrity;

•	Loyalty to the Company and concern for its success and welfare;

•	Willingness to apply sound and independent business judgment;

•	Awareness of a director’s vital role in the Company’s good corporate citizenship and its corporate image;

•	Availability for meetings and consultation on Company matters;

•	Contacts within the community; and

•	The willingness to assume Board and fiduciary responsibilities.
     Qualified candidates for membership on the Board will be considered without regard to race, religion, sex, ancestry, national origin or disability.
     The Board does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder.
Shareholder Communications with the Board
     The Board of Directors has implemented a process for shareholders to send communications to the Board. Shareholders who wish to communicate directly with the Board of Directors or any particular director should deliver any such communications in writing to the Secretary of the Company. The Secretary will compile any communications he or she receives from shareholders and deliver them periodically to the Board or the specific directors requested. The Secretary of the Company will not screen or edit such communications, but will deliver them in the form received from the shareholder.
Shareholder Proposals for 2009 Annual Meeting
     The deadline for submission of shareholder proposals for inclusion in the Company’s proxy statement for the 2009 Annual Meeting of Shareholders is December 16, 2008. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2009 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) by February 28, 2009, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Code of Ethics
     The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer, a copy of which was filed as Exhibit 14.1 to the Company’s Form 10-KSB for the year ended December 31, 2003.
No Family Relationships Among Directors and Officers
     There are no family relationships between any director or executive officer of the Company or the Bank and any other director or executive officer of the Company or the Bank.
EXECUTIVE OFFICERS
     Executive officers of the Company and the Bank are appointed by the Board of Directors of the Company and the Board of Directors of the Bank, respectively, and hold office at the pleasure of the respective Board. The executive officers of the Company and Bank are as follows:

Name	Age	Position with the Company and Bank
Patrick G. Blanchard	64	President and Chief Executive Officer of the Company, Vice Chairman of the Bank and Director of the Company and the Bank
Remer Y. Brinson, III	47	President and Chief Executive Officer of the Bank and Director of the Company and the Bank
Bradley J. Gregory	51	Chief Financial Officer and Senior Vice President of the Company and the Bank
     Biographical information for Messrs. Blanchard and Brinson is in the section titled “Proposal No. 1: Election of Directors,” above.
     Bradley J. Gregory, age 51, has served as Senior Vice President and Chief Financial Officer of both the Company and the Bank since May 2006. In addition to his CPA designation, Mr. Gregory is also a Certified Internal Auditor, a Certified Information Systems Auditor and a Certified Bank Auditor. Mr. Gregory began his banking career with San Antonio Savings Association as a Financial Auditor in 1984. Mr. Gregory has held significant positions in finance and accounting with Arkansas Bank & Trust, Hot Springs, Arkansas from 1994 to 1998; Old Kent Mortgage Company, Grand Rapids, Michigan from 2000 to 2001 and Regions Financial Corporation in Montgomery, Alabama from 2001 to 2006.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2007 and 2006
The following table provides certain information concerning compensation earned for services rendered in all capacities by our principal executive officer, principal financial officer and our other executive officers (collectively, the “Named Executive Officers”) during the fiscal years ended December 31, 2007 and 2006.

									Nonqualified
							Non-Equity		Deferred
Name and					Stock	Option	Incentive Plan		Compensation	All Other
Principal		Salary		Bonus	Awards	Award	Compensation		Earnings	Compensation	Total
Position	Year	($)		($)	($)	($)[1]	($)		($)	($)[2]	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Patrick G. Blanchard, President and Chief	2007 2006	$ $	175,000 165,000	—	—	— 36,500	$ $	42,000 25,316	—	$3,000 —	$ $	220,000 226,816
Executive Officer of the Company
Remer Y. Brinson, III,	2007		$225,000			—		$54,000		$6,750		$285,750
President and	2006		$187,500	—	—	$54,750		$28,769	—	$6,600		$277,619
Chief Executive Officer of the Bank
Bradley J. Gregory,	2007		$122,917	$7,600		—				$1,888		$132,405
Chief Financial	2006		$77,308	—	—	$21,900		—	—	—		$99,208
Officer of the Company and the Bank

[1]	Refer to “Notes to Consolidated Financial Statements- Note 10- Stock-based compensation” included in Exhibit 99.1 to our Annual Report on Form 10-K filed on March 31, 2008 for the relevant assumptions used to determine the valuation of our option awards.

[2]	Represents our 401(k) plan matching contributions.
401(k) Plan
     Our Named Executive Officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, referred to herein as the Code. In general, all of our employees, working at least 20 hours per week, and who are at least 21 years of age are eligible to participate on the first anniversary of the date they were hired. Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute, subject to certain Code limitations, a minimum of 1% and a maximum of 80% of their salary on a pre-tax basis (up to $15,500 per year). We may make both matching and additional contributions, subject to certain Code limitations, at the discretion of our board of directors each year. A separate account is maintained for each participant in our 401(k) plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from our 401(k) plan may be made in the form of a lump-sum cash payment or in installment payments.

Employment Agreement With Chief Executive Officer
     The Company entered into an employment agreement with Patrick G. Blanchard in 1997, pursuant to which Mr. Blanchard has served as President and Chief Executive Officer of the Company and Vice Chairman of the Bank. Mr. Blanchard’s employment agreement expired on February 29, 2008.
     Mr. Blanchard’s employment agreement provided for a minimum annual base salary of $120,000 per year, and a minimum annual incentive bonus of $12,000 if the Bank met specific performance goals. Mr. Blanchard’s annual salary for 2007 was set at $175,000. Stock options were also provided under the employment agreement. On April 1, 1999, Mr. Blanchard was granted an option to purchase 25,562 shares of common stock at an exercise price of $3.91 per share (as adjusted for stock splits and stock dividends), which are now fully vested. The stock options expire on the tenth anniversary of the date of grant. Mr. Blanchard has also been provided an automobile as well as other customary fringe benefits, such as insurance coverage, vacation and a country club membership.
     Under the employment agreement, in the event Mr. Blanchard’s employment was terminated in connection with or within three years after any “change of control” (as defined in the employment agreement) of the Company, other than for “cause,” Mr. Blanchard was entitled to receive either a lump sum cash amount or monthly cash payments equal to two times the annual compensation received by him for the year prior to the change in control plus an amount representing the “in-the-money” portion of any unexercised stock options, whether or not then exercisable. Further, if Mr. Blanchard resigned within three years following a change in control of the Company (i) due to the reduction in the rate of his regular compensation to an amount below the rate of his regular compensation as in effect immediately prior to the change in control, or (ii) because he was required to relocate to a county other than Richmond (Augusta), Columbia or McDuffie County, Georgia, or (iii) due to a reduction in his duties, title and/or responsibilities relative to those prior to the change in control, Mr. Blanchard would be entitled to receive either a lump sum cash amount or monthly cash payments equal to two times the annual compensation received by him for the year prior to the change in control plus an amount representing the in-the-money portion of any unexercised stock options, whether or not then exercisable. If Mr. Blanchard resigned for any other reason within three years following a change in control of the Company, Mr. Blanchard would be entitled to receive a lump sum cash amount equal to the annual compensation received by him for the year prior to the change in control, plus the in-the-money portion of any unexercised stock options, whether or not then exercisable.
     If a change in control payment triggering event had occurred on December 31, 2007, Mr. Blanchard would have been eligible to receive a severance payment of $531,242 or $706,242 (representing 100% or 200%, respectively, of his then-effective base salary, plus the in-the-money portion of any unexercised stock options, which was $356,242 as of December 31, 2007), depending on the specific circumstances of the triggering event.
Severance Protection Agreements
     Messrs. Brinson and Gregory have entered into severance protection agreements with the Company pursuant to which they may receive severance payments if their employment with the Company is terminated under certain circumstances within three years after any change in control of the Company. The terms of the agreements are substantially similar.
     Pursuant to each agreement, if the executive is terminated by the Company during the three-year period immediately following a change in control for any reason other than: (1) gross negligence or willful misconduct; (2) conviction for any crime involving breach of trust or moral turpitude; (3) failure to follow the reasonable written instructions or policies of the Company; or (4) receipt by the Bank or the

Company of any written notice from one of their respective regulators requiring such executive’s removal, then the Bank will pay such executive an amount equal to two times the rate of such executive’s annual base salary. Such compensation shall be paid in a lump sum within 30 days after such termination or on a monthly basis as specified in writing by such executive. Each executive is entitled to the same payment during the three-year period immediately following a change in control if he terminates his employment with the Company within 90 days following (1) a reduction in the executive’s compensation, (2) a requirement that the executive relocate to a county other than Columbia, McDuffie or Richmond, or (3) a reduction in such executive’s duties, title, and/or responsibilities.
     Additionally, if either executive terminates his employment within 90 days after a change in control occurring when any person or group acting in concert becomes an owner of shares of stock of the Company representing an aggregate of 50% or more of the votes then entitled to be cast at an election of directors of the Company, the Bank shall pay such executive an amount equal to one and one-half times the rate of such executive’s annual base salary within 30 days of such termination. If either executive terminates his employment within 90 days after any other change in control event under his agreement, the Bank shall pay such executive an amount equal to such executive’s annual base salary within 30 days of such termination.
     If a severance payment triggering event had occurred on December 31, 2007, Mr. Brinson would have been eligible to receive a severance payment of $225,000, $337,500 or $450,000 (representing 100%, 150% and 200%, respectively, of his then-effective base salary), depending on the specific circumstances of the triggering event. If a severance payment triggering event had occurred on December 31, 2007, Mr. Gregory would have been eligible to receive a severance payment of $125,000, $187,500 or $250,000 (representing 100%, 150% and 200%, respectively, of his then-effective base salary), depending on the specific circumstances of the triggering event.
Perquisites
     Messrs. Blanchard and Brinson receive the following perquisites on an annual basis: payment of private and civic club membership dues, provision of an automobile, and an automobile allowance. The aggregate value of these perquisites in 2007 to each of these officers was less than $10,000.
Non-Equity Annual Incentive Plan
     Our non-equity annual incentive plan (“AIP”) is designed to attract, motivate and retain senior management personnel, motivate behaviors and reward outcomes that contribute to the attainment of short-term strategic goals, and add an element of risk and reward to total compensation. Pursuant to the AIP, Mr. Blanchard and Mr. Brinson may earn an incentive award equal to a percentage of their annual base salary. The cash incentive award is based upon meeting certain financial performance objectives established at the beginning of each calendar year.
     The AIP is designed to use performance measures that:
•	represent the most important drivers of profitable growth (ends and critical means);

•	provide good “line of sight” for executives;

•	use a performance range to indicate minimally acceptable, target, and outstanding results;

•	are weighted to show relative importance; and

•	set targets that consider past results, future plans, and peer group performance.

     The AIP offers a competitive range of potential incentive awards, including a threshold award (conservative versus market), a target award (competitive with the middle of the market), and a “stretch” award (clearly exceeds the middle of the market).
     The performance measures are related to asset growth, net income (including accruals for incentive payments under the AIP), and a subjective assessment by the Board of Directors. The financial performance objectives of asset growth and net income are assigned a weighting factor of 40% each, and the subjective assessment of the Board of Directors is assigned a weighting factor of 20%.
     The AIP includes a “threshold,” “target” and “stretch” or aspiration goal in each of the asset growth and net income categories. Failure to meet the threshold goals results in no incentive payment in that category. Achievement of the threshold goals is designed to result in an incentive award of 15% of base salary. Achievement of the target goals is designed to result in an incentive award of 30% of base salary. Achievement of the stretch goals is designed to result in an incentive award of 60% of base salary. The performance objectives are designed so that the achievement of the target goals would be considered to be reflective of superior performance, and the target goals are considered to be difficult to achieve.
     Certain other quality measures, which are based upon credit quality measures, are also included in the AIP, which can have the effect of increasing or decreasing the incentive award amount by as much as 45%. The credit quality measures are designed as to act as control measures to insure that asset growth and net income are not achieved at the expense of credit quality, and that balanced results are achieved. The credit quality measures include expectations related to: (i) classified assets as a percent of total assets, (ii) charge-offs as a percent of loans, and (iii) delinquencies as a percent of loans. If the credit quality results do not meet expectations for a particular credit quality measure, the incentive award will be reduced by 15%. If the credit quality results meet expectations, there is no impact on the incentive award. If the credit quality results exceed expectations, there will be a 15% increase in the incentive award. Additional payments for exceeding expectations under the credit quality measures will only be made if the target net income measure is exceeded.
     The subjective assessment of the Board of Directors takes into account various circumstances, developments and occurrences during the year which may have had an impact on the performance measures, and the Board of Directors may act subjectively based upon those considerations and may make upward or downward adjustments to an incentive award based upon the 20% weighting factor.
     Excluding the subjective assessment of the Board of Directors, and assuming that (i) the stretch goals were attained for each financial performance category, and (ii) the results of each of the credit quality measures exceeded expectations, the maximum annual incentive award which could be earned is 87% of base salary.
     Pursuant to the actual results for the year ended December 31, 2006, asset growth fell between the target amount and the stretch amount. Net income for the year ended December 31, 2006 did not meet the threshold goal, so no incentive payment was earned with respect to that performance measure. Thus, under the AIP, an incentive award of 15.34% of base salary was earned for 2006. Based upon the subjective assessment by the Board of Directors, no adjustment was made to the incentive award for 2006. Under the credit quality measure categories, the target measure was met in one category and was exceeded in each of the other two categories. However, due to the fact that the threshold net income goal was not met, no additional incentive award was earned under the credit quality measure categories. Pursuant to the 2006 AIP, Mr. Blanchard’s incentive award was $25,316, and Mr. Brinson’s incentive award was $28,769.

     Pursuant to the actual results for the year ended December 31, 2007, asset growth exceeded the stretch amount. Net income for the year ended December 31, 2007 did not meet the threshold goal, so no incentive payment was earned with respect to that performance measure. Thus, under the AIP, an incentive award of 24.0% of base salary was earned for 2007. Based upon the subjective assessment by the Board of Directors, no adjustment was made to the incentive award for 2007. Due to the fact that the threshold net income goal was not met, no additional incentive award was earned under the credit quality measure categories. Pursuant to the 2007 AIP, Mr. Blanchard’s incentive award was $42,000, and Mr. Brinson’s incentive award was $54,000.
     The financial performance objectives and credit quality measures may be adjusted annually by the Board of Directors or an appropriate committee of the Board of Directors. The financial performance objectives have not been modified for the 2008 AIP year.
Supplemental Executive Retirement Plan
     Our Supplemental Executive Retirement Plan (the “SERP”) is for the benefit of certain key officers. The SERP provides selected employees who satisfy specific eligibility requirements with supplemental benefits upon retirement, termination of employment, death, disability or a change of control of the Bank, in certain prescribed circumstances. Except as described specifically below, SERP benefits are subject to a seven-year vesting schedule as set forth in the SERP. Currently, Remer Y. Brinson, III is the only participant in the SERP.
     Upon achieving age 65 and normal retirement with the Bank, a participant will receive an annual normal retirement benefit equal to 40% of his salary at retirement for life. In the event the participant dies after such payments have commenced, his named beneficiary will continue to receive the annual benefit for a period of 15 years. In the event the participant dies prior to the date that such payments commence, his named beneficiary will receive the annual benefit for a period of ten years. If a participant becomes disabled prior to age 65, he will receive the accrued benefit as of the date of disability in five equal annual installments. If the SERP is terminated by the Bank prior to a participant receiving his benefits, the Bank must pay the participant the entire accrued benefit in effect as of the date of termination of the SERP. Such benefit will be paid in ten equal installments and will commence at age 65.
     In the event the participant voluntarily terminates his employment with the Bank prior to age 65 for other than good reason, that participant will receive the vested portion of the accrued benefit as of the termination date. Such benefit will be paid in ten equal annual installments and will begin at age 65. In the event the participant is involuntarily terminated by the Bank for reasons other than cause or voluntary terminates his or her employment for good reason prior to age 65, the Bank will pay the vested portion of the annual benefit, beginning at age 65 and continuing for life.
     Upon a change of control of the Bank, a participant will become 100% vested and payments will begin at age 65 and continue for life. A participant will forfeit any unpaid benefits under the SERP if the participant is (1) terminated for cause or (2) violates any existing non-competition or nondisclosure agreement with the Bank or engages in prohibited competition or disclosure under any existing agreements with us, or (3) if no such agreements exist, engages in “prohibited disclosure” (as such term is defined in the SERP).
Long-Term Compensation
     Our strategy for long-term compensation is principally provided through stock option awards under our stock option and equity incentive plans, designed to motivate and reward our senior management for increasing shareholder value. Generally, we believe that providing our Named Executive Officers with the opportunities to acquire an equity stake in our growth and prosperity, while maintaining other elements of our compensation programs, will enable us to attract and retain executives with the outstanding management abilities and entrepreneurial spirit that are essential to our ongoing success. We also believe this approach motivates our Named Executive Officers to perform to their full potential, and more closely aligns such officers’ interests with those of our shareholders, since the ultimate value of such compensation is linked directly to stock price.
     We have utilized two equity incentive plans in the history of our Company, including the 2004 Incentive Plan (the “2004 Plan”) and the 1997 Stock Option Plan (the “1997 Plan”). The 2004 Plan provides for the award of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance units and phantom stock. Directors, officers, key employees and consultants or advisors of the Company and the Bank are eligible to participate in the 2004 Plan. The 1997 Plan provides for the award of incentive and nonqualified stock options to eligible directors, officers and key employees of the Company and the Bank. The maximum number of shares reserved and available for sale under the 2004 Plan is currently 329,125. The maximum number of shares reserved and available for sale under the 1997 Plan is currently 282,055.
     These plans are administered by the Board of Directors and the Stock Option Committee of the Board of Directors of the Company. Prior to the end of the Company’s fiscal year, the Stock Option Committee begins the process of evaluating the Company’s performance during the year and determining the appropriate equity-based incentives to award our Named Executive Officers. This process continues into the next fiscal year with incentive awards typically granted during the first quarter.
     Subject to the provisions of the 1997 Plan and the 2004 Plan, the Board or the Committee has the authority to determine, among other things, the individuals to whom awards shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted.

Outstanding Equity Awards at 2007 Fiscal Year-End
     The following table provides certain information concerning the outstanding equity awards for each Named Executive Officer as of December 31, 2007. The number of options held as of December 31, 2007 includes options granted under the 2004 Plan and the 1997 Plan.

	Option Awards						Stock Awards
									Equity	Equity
									Incentive	Incentive
				Equity					Plan	Plan
				Incentive					Awards:	Awards:
				Plan			Number	Market	Number of	Market or
				Awards:			of Shares	Value of	Unearned	Payout
				Number of			or Units	Shares or	Shares,	Value of
	Number of	Number of		Securities			of Stock	Units of	Units or	Unearned
	Securities	Securities		Underlying			That	Stock	Other	Shares,
	Underlying	Underlying		Unexercised			Have	That Have	Rights That	Units or
	Unexercised	Unexercised		Unearned	Option	Option	Not	Not	Have Not	Other Rights
	Options (#)	Options (#)		Options	Exercise	Expiration	Vested	Vested	Vested	That Have
Name	Exercisable	Unexercisable		(#)	Price ($)	Date	(#)	($)	(#)	Not Vested
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Patrick G. Blanchard	10,562	—		—	$3.91	4/1/09	—	—	—	—
	2,038	—		—	$3.66	10/4/09	—	—	—	—
	13,800	—		—	$3.33	12/20/10	—	—	—	—
	17,250	—		—	$3.51	1/16/12	—	—	—	—
	7,500	—		—	$6.82	12/18/12	—	—	—	—
	10,000	—		—	$14.30	12/17/13	—	—	—	—
	3,715.20	2,476.80	[1]	—	$16.40	1/25/15	—	—	—	—
	784.20	522.80	[1]		$16.40	1/25/15	—	—	—	—
	2,000	3,000	[2]	—	$15.00	3/31/16	—	—	—	—
Remer Y. Brinson, III	24,850	—		—	$3.66	10/4/09	—	—	—	—
	13,800	—		—	$3.33	12/20/10	—	—	—	—
	17,250	—		—	$3.51	1/16/12	—	—	—	—
	7,500	—		—	$6.82	12/18/12	—	—	—	—
	10,000	—		—	$14.30	12/17/13	—	—	—	—
	3,715.20	2,476.80	[1]		$16.40	1/25/15	—	—	—	—
	784.20	522.80	[1]	—	$16.40	1/25/15	—	—	—	—
	1,500	6,000	[3]	—	$15.00	3/31/2016	—	—	—	—
Bradley J. Gregory	600	2,400	[4]	—	$14.43	5/22/2016	—	—	—	—

1	Half of the remaining unvested options vested or will vest on each of January 25, 2008 and January 25, 2009.

2	Remaining options vested or will vest in equal 1,000 share increments on March 31, 2008, March 31, 2009 and March 31, 2010.

3	Remaining options vested or will vest as follows: options to purchase 750 shares will vest on each of March 31, 2008 and March 31, 2009; options to purchase 1,125 shares will vest on each of March 31, 2010, March 31, 2011, March 31, 2012 and March 31, 2013.

4	Remaining options vested or will vest as follows: options to purchase 300 shares will vest on each of May 22, 2008 and May 22, 2009; options to purchase 450 shares will vest on each of May 22, 2010, May 22, 2011, May 22, 2012 and May 22, 2013.

Director Compensation Table for Fiscal 2007
     The following table provides certain information concerning compensation for each director during the fiscal year ended December 31, 2007.

	Fees
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name (1)	($)	($)[2]	($)	($)	Earnings	($)[3]	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Larry DeMeyers	$1,400	$5,236	—	—	—	—	$6,636
Phillip G. Farr	$2,500	$5,236	—	—	—	$988	$8,724
Samuel A. Fowler, Jr.	$1,700	$6,118	—	—	—	—	$7,818
Arthur J. Gay, Jr.	$1,400	$5,236	—	—	—	$1,854	$8,490
Joseph D. Greene	$1,400	$4,368	—	—	—	$902	$6,670
J. Randal Hall	$1,900	$5,236	—	—	—	—	$7,136
Hugh L. Hamilton, Jr.	$2,300	$3,500	—	—	—	—	$5,800
William G. Hatcher, Sr.	$100	$3,500	—	—	—	$106	$3,706
George H. Inman	$2,600	$3,500	—	—	—	$854	$6,954
David W. Joesbury, Sr.	$1,900	$5,236	—	—	—	—	$7,136
John W. Lee	$1,700	$3,500	—	—	—	$1,708	$6,908
James L. Lemley, M.D.	$700	$3,500	—	—	—	$620	$4,820
A. Montague Miller	$2,800	$6,118	—	—	—	$952	$9,870
Julian W. Osbon	$1,200	$4,368	—	—	—	—	$5,568
Robert N. Wilson, Jr.	$1,500	$3,500	—	—	—	$890	$5,890
Bennye M. Young	$1,400	$3,500	—	—	—	$670	$5,570

(1)	Remer Y. Brinson, III and Patrick G. Blanchard, both of whom are members of our Board of Directors, have been omitted from this table since they receive no compensation for serving on our Board of Directors.

(2)	Based on the closing price of the Company’s common stock on the grant date.

(3)	Based on purchases of common stock from the Company pursuant to the Director Stock Purchase Plan at a price that was $2.00 less than the closing price of the Company’s common stock on the purchase date.

Director Compensation
     Each director of the Company receives $200 for each Board meeting attended and $100 for each committee meeting attended. In 2007, each outside director of the Company also received an annual retainer of 250 shares of the Company’s common stock. The Board Chairs of the Company and the Bank receive an additional 125 retainer shares while Committee Chairs receive an additional 62 retainer shares for their service.
     In June 2001, the Board of Directors adopted the Director Stock Purchase Plan (the “Plan”). The Plan provides that non-employee directors of the Company and the Bank may elect to purchase shares of the Company’s common stock in lieu of receiving cash for director fees earned in each calendar quarter. The purchase price for shares acquired under the Plan is $2.00 less than the closing market price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board on the last day of each calendar quarter. A non-employee director may join the Plan at any time during the last seven days of each calendar quarter.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS
     The Bank extends loans from time to time to certain of the Company’s and the Bank’s directors, their associates and members of the immediate families of the directors and executive officers of the Company and the Bank. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.
     In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving all related-party transactions. Any financial transaction with any officer or director, or any immediate family member of any officer or director, not made in the ordinary course of business, would need to be approved by our Audit Committee prior to the Company entering into such transaction. On an ongoing basis, all potential related-party transactions are reported directly to the Chairman of our Audit Committee. To assist us in identifying any related-party transactions, each year we submit and require our directors and officers to complete questionnaires identifying any transactions with us in which the directors or officers, or their immediate family members, have an interest.
AUDIT COMMITTEE REPORT
     The Audit Committee has reviewed and discussed the Company’s 2007 audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.
Respectfully submitted,
The Audit Committee
Phillip G. Farr
George H. Inman
Arthur J. Gay, Jr.
James L. Lemley, M.D.
Hugh L. Hamilton, Jr.
A. Montague Miller

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information as of April 1, 2008 with respect to ownership of the outstanding common stock of the Company by (i) each director and Named Executive Officer of the Company, (ii) all directors and executive officers of the Company, as a group, and (iii) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock.

		Percentage of
	Amount and Nature of	Outstanding
Name of Beneficial Owner	Beneficial Ownership(1)	Shares
Patrick G. Blanchard(2)	81,331	2.34%
Mac A. Bowman, M.D.	0	—
Remer Y. Brinson, III(3)	86,899	2.49%
Larry DeMeyers	19,442	*
Phillip G. Farr(4)	28,326	*
Samuel A. Fowler, Jr.(5)	43,571	1.28%
Arthur J. Gay, Jr.	21,806	*
Bradley J. Gregory(6)	1,000	*
J. Randal Hall(7)	16,117	*
Hugh L. Hamilton, Jr.	37,587	1.10%
George H. Inman(8)	50,811	1.49%
David W. Joesbury, Sr.(9)	49,675	1.46%
John W. Lee(10)	157,710	4.63%
James L. Lemley, M.D. (11)	63,253	1.86%
A. Montague Miller	40,331	1.18%
Julian W. Osbon	79,281	2.33%
Robert N. Wilson, Jr.(12)	48,604	1.43%
Bennye M. Young(13)	54,888	1.61%

All directors and executive officers as a group (18 persons)(14)	880,632	24.73%

*	Represents less than 1%.

(1)	“Beneficial ownership” includes shares for which an individual or entity, directly or indirectly, has or shares voting or investment power or both. All of the above listed persons and entities have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The ownership percentages are based upon 3,403,552 shares, except for certain parties who hold presently exercisable stock options to purchase shares. The ownership percentage for each party holding presently exercisable stock options is based upon the sum of 3,403,552 shares plus the number of shares held by such party subject to presently exercisable stock options, as indicated in the following notes.

(2)	Includes 70,149 shares subject to presently exercisable stock options.

(3)	Includes 86,649 shares subject to presently exercisable stock options and 250 shares held by Mr. Brinson’s wife as custodian for their minor children.

(4)	Includes 450 shares owned by Mr. Farr’s wife as to which Mr. Farr disclaims beneficial ownership.

(5)	Includes 345 shares owned by Mr. Fowler’s wife as to which Mr. Fowler disclaims beneficial ownership. Also includes 1,725 shares held by Samuel A. Fowler, Jr., Attorney At Law, P.C., a professional corporation established and managed by Mr. Fowler.

(6)	Includes 700 shares subject to presently exercisable stock options and 300 additional shares exercisable within 60 days of the date of this proxy statement.

(7)	Includes 13,800 shares held by an Individual Retirement Account

(8)	Includes 10,637 shares owned by Mr. Inman’s wife.

(9)	Includes 7,245 shares owned by Mr. Joesbury’s wife, with whom Mr. Joesbury shares voting and investment power.

(10)	Includes 136,825 shares held by Leeward Group, LLLP, a partnership for which Mr. Lee exercises sole voting and investment power, and 12,765 shares held in an Individual Retirement Account.

(11)	Includes 57,787 shares owned by the Patricia O. Lemley Trust of which Dr. Lemley is the trustee and 690 shares held by Dr. Lemley as custodian for his child.

(12)	Includes 3,017 shares held by Mr. Wilson as custodian for his children, for whom he exercises voting and investment power, and 9,667 shares held in an Individual Retirement Account.

(13)	Includes 5,864 shares held in trust for the benefit of Ms. Young’s children.

(14)	Includes 157,798 shares subject to presently exercisable options.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except as follows: Director Hamilton belatedly filed two Form 4 Reports and Director Farr belatedly filed one Form 4 Report.
INDEPENDENT PUBLIC ACCOUNTANTS
     The Audit Committee has approved the selection of Cherry, Bekaert & Holland, L.L.P., which served as the Company’s independent public accountants for the year ended December 31, 2007, as the Company’s independent public accountants to audit the books of the Company for the current fiscal year, to report on the consolidated balance sheets and related statements of income, changes in shareholders’ equity and cash flows of the Company and to perform such other appropriate accounting services as may be required by the Company.
     Representatives of Cherry, Bekaert & Holland, L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
     Audit Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q were $63,750 for 2007 and $52,600 for 2006.
     Audit-Related Fees. The aggregate fees billed by Cherry, Bekaert & Holland, L.L.P. for audit-related services were $250 for 2007 and $550 for 2006. These fees related to compliance audits, consent procedures and other audit requirements.
     Tax Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for tax compliance, tax advice and tax planning were $7,000 for 2007 and $4,500 for 2006. These fees were incurred in connection with the preparation of the Company’s tax returns.

     All Other Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. of this nature were $6,650 for 2007 and $7,600 for 2006. These fees relate to assistance in connection with regulatory filings and accounting and disclosure consultation.
     All services described above were pre-approved by the Audit Committee.
OTHER MATTERS
Annual Report to Shareholders and Report on Form 10-K
     Additional information concerning the Company, including financial statements, is provided in the Company’s 2007 Annual Report to Shareholders that accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Bradley J. Gregory, Chief Financial Officer, at the offices of the Company, 3527 Wheeler Road, Augusta, Georgia 30909. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company’s expenses in furnishing such documents.
Other Business
     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

GEORGIA-CAROLINA BANCSHARES, INC.
REVOCABLE PROXY
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS.
The undersigned hereby appoints Samuel A. Fowler, Jr. and Phillip G. Farr, and each of them, with full power of substitution to each, the proxies of the undersigned to vote all shares of common stock of Georgia-Carolina Bancshares, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the 2008 Annual Meeting of Shareholders of the Company to be held at 4:00 p.m. on Monday, May 19, 2008, at 3527 Wheeler Road, Augusta, Georgia 30909, or at any adjournments or postponements thereof upon the following:
1.	To elect the following five Class II directors to serve for a term of three years, expiring at the 2011 Annual Meeting of the Shareholders, and until their successors are elected and qualified:

Mac A. Bowman, M.D., J. Randall Hall, George H. Inman, James L. Lemley, M.D., and Julian W. Osbon

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

Instructions:	To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and mark through that nominee’s name.
2.	To transact such other business as may lawfully come before the Annual Meeting or any adjournments or postponements thereof.
THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ABOVE NOMINEES, AND UNLESS
INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.
IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED
BY THOSE NAMED HEREIN AS DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Stockholder sign above

Co-holder (if any) sign above

Print Name(s):

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

Dated:

I plan to attend the Annual Meeting:  Yes                          No